Exhibit 2.8

BYLAWS OF CORPORATION

BYLAWS

(GENERAL)

OF PRINCIPAL SOLAR, INC.

(HEREINAFTER “CORPORATION”)

STATE OF DELAWARE

ARTICLE I

OFFICES

The principal office of the Corporation in the state of Delaware shall be located in county of Kent. The Corporation may have such other offices, either within or without the state of Delaware, as the board of directors (hereinafter “Board of Directors”) may designate or as the business of the Corporation may require from time to time.

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ARTICLE II

SHAREHOLDERS

1. ANNUAL MEETING

The annual meeting of the shareholders shall be held on the first (1st) day in the month of December in each year (unless a holiday or weekend, then the following business day), beginning with the year 2012, at the hour of 10 o'clock a.m., for the purpose of electing directors (hereinafter “Directors”) and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state of Delaware, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

2. SPECIAL MEETINGS

Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president (hereinafter “President”) or by the Board of Directors, and shall be called by the President at the request of the holders of not less than Ten percent (10%) as per Title 1, Chapter 7, Section 211 of 2011 Delaware Code of all the outstanding shares of the Corporation entitled to vote at the meeting.

3. PLACE OF MEETING

The Board of Directors may designate any place, either within or without the states of Delaware or Texas, U.S.A., unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the states of Delaware or Texas, U.S.A., unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation.

4. NOTICE OF MEETING

Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall unless otherwise prescribed by statute, be delivered not less than Ten (10) days nor more than Sixty (60) days before the date of the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid as per § 1.7.222 of 2011 Delaware Code.

5. CLOSING OF TRANSFER BOOKS OF EXISTING RECORD

The purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case Sixty (60) days. If the stock transfer oks shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least fifteen (15) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders  such date in any case to be not more than fifteen (15) days and, in case of a meeting of shareholders, not less than five (5) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

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6. VOTING LISTS

The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

7. QUORUM

A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

8. PROXIES

At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. A meeting of the Board of Directors may be had by means of a telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other and participation in a meeting under such circumstances shall constitute presence at the meeting.

9. VOTING OF SHARES

Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

10. VOTING OF SHARES BY CERTAIN HOLDERS

Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as per § 1.7.215 of 2011 Delaware Code, Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority so to do be contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

11. INFORMAL ACTION BY SHAREHOLDERS

Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.

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ARTICLE III

BOARD OF DIRECTORS

1. GENERAL POWERS

The business and affairs of the Corporation shall be managed by its Board of Directors.

2. NUMBER, TENURE, AND QUALIFICATIONS

The number of Directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one (1). Each Director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

3. REGULAR MEETINGS

A regular meeting of the Board of Directors shall be held without other notice than these bylaws immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

4. SPECIAL MEETINGS

Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

5. NOTICE

Notice of any special meeting shall be given at least Two (2) days previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with postage thereon prepaid, as per § 8.1.141 of 2011 Delaware Code, If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Directors may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

6. QUORUM

A majority of the number of Directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

7. MANNER OF ACTING

The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

8. ACTION WITHOUT A MEETING

Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the Directors.

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9. VACANCIES

Vacancies on the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote, unless otherwise provided by law as Per § 8.1.142 of 2011 Delaware Code. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified. A vacancy or vacancies on the board of directors shall be deemed to exist in the event of the death, resignation or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony, or if the authorized number of directors is increased or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be elected at such meeting.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

Any director may resign effective on giving written notice to the chairman of the board, the president/CEO, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a later time, the board of directors may elect a successor to take office when the resignation becomes effective.

No reduction of the authorized number of directors shall have the effect of removing any director before the expiration of such director’s term of office.

10. COMPENSATION

By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as Director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

11. PRESUMPTION OF ASSENT

A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary (hereinafter “Secretary”) of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to Director who voted in favor of such action.

ARTICLE IV

OFFICERS

1. NUMBER

The officers of the Corporation shall be a chief executive officer (CEO), a president, a chief operating officer (COO), an Executive vice president (EVP), a secretary, and a treasurer and chief financial officer (CFO). The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 2 of this Article IV. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors, including a chairman (hereinafter “Chairman”) of the board. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two or more offices may be held by the same person, except for the offices of President and Secretary which may not be held by the same person. Officers may be Directors or shareholders of the Corporation as per § 8.1.143 of 2011 Delaware Code.

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2. ELECTION AND TERM OF OFFICE

The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

3. REMOVAL AND VACANCIES

Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights, and such appointment shall be terminable at will. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

4. CHIEF EXECUTIVE OFFICER AND PRESIDENT

The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors, unless there is a Chairman of the board in which case the Chairman shall preside. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

A President may be appointed by the Board to serve is some or all of the duties as specified for the Chief Executive Officer. Absent such separate appointment, the chief executive officer may also be held out as the president of the Corporation.

5. VICE PRESIDENT

In the absence of the President or in event of his death, inability, or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If there is more than one Vice President, each Vice President shall succeed to the duties of the President in order of rank as determined by the Board of Directors. If no such rank has been determined, then each Vice President shall succeed to the duties of the President in order of date of election, the earliest date having the first rank.

6. SECRETARY

The Secretary shall:

a. Keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more minute books provided for that purpose;

b. See that all notices are duly given in accordance with the provisions of these bylaws or as required by law;

c. Be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized;

d. Keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;

e. Sign with the President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

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f. Have general charge of the stock transfer books of the Corporation; and

g. In general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

7. TREASURER OR CHIEF FINANCIAL OFFICER

The Treasurer (or Chief Financial Officer) shall:

a. Have charge and custody of and be responsible for all funds and securities of the Corporation;

b. Receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Article VI of these bylaws; and

c. In general perform all of the duties incident to the office of Treasurer (or CFO) and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such sureties as the Board of Directors shall reasonably determine.

8. SALARIES

The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE V

INDEMNITY

The Corporation shall indemnify its Directors, officers, and employees as follows:

a. Every Director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he may become involved, by reason of his being or having been a Director, officer, employee, or agent of the Corporation or any settlement thereof, whether or not he is a Director, officer, employee, or agent at the time such expenses are incurred, except in such cases wherein the Director, officer, or employee is adjudged guilty of willful nonfeasance, misfeasance, or malfeasance in the performance of his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

b. The Corporation shall provide to any person who is or was a Director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of the Corporation, partnership, joint venture, trust, or enterprise, the indemnity against expenses of suit, litigation, or other proceedings which is specifically permissible under applicable law.

c. The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article V.

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ARTICLE VI

CHECKS, DEPOSITS CONTRACTS, AND LOANS

1. CHECKS

All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

2. DEPOSITS

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

3. CONTRACTS

The board of directors, except as otherwise provided in these By-Laws, may authorize any officers, agent or agents to enter into any contract or execute any instrument in the name of and for the corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of any officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount. Notwithstanding the foregoing, the CEO, Executive vice president, and CFO of the corporation, acting alone with no countersignature required, are specifically authorized to enter into any contract or execute any instrument in the name of and for the corporation, and has the specific power and authority to bind the corporation by any contract and engagement and to pledge its credit and render the corporation liable for any purpose or in any amount.

4. LOANS

The board of directors, except as otherwise provided in these By-Laws, may impose monetary and term guidelines on the authority of the Corporation’s officers or agents to contract loans or other indebtedness on behalf of the Corporation.

5. REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The CEO/President, any vice president or any person either authorized by the board of directors or by any of the foregoing designated officers is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted to such officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any of such officers in person or by any person authorized to do so by a proxy duly executed by such officers.

ARTICLE VII

CERTIFICATES FOR SHARES AND THEIR TRANSFER

1. CERTIFICATES FOR SHARES

Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do, and sealed with the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

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2. TRANSFER OF SHARES

Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. Provided, however, that upon any action undertaken by the shareholders to elect S Corporation status pursuant to Section 1362 of the Internal Revenue Code and upon any shareholders agreement thereto restricting the transfer of said shares so as to disqualify said S Corporation status, said restriction on transfer shall be made a part of the bylaws so long as said agreement is in force and effect.

3. LOS  SHARES

Except as provided in this Section 3, no new certificate for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorized the issuance of a replacement certificate on such terms and conditions as the board may require, including a provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

ARTICLE VIII

BOOKS AND REPORTS

1. MAINTENANCE AND INSPECTION OF SHARE REGISTER.

The Corporation shall keep at its principal executive offices or at the office of its transfer agent or registrar, if either be designated and as determined by resolution of the board of directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder. A shareholder or shareholders of the corporation holding at least 5% in the aggregate of the outstanding voting shares of the Corporation may (i) inspect and copy the record of shareholders’ names and addresses and share holdings during usual business hours, on five days prior written demand on the Corporation, and (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent’s usual charges for such list, a list of the names and addresses of the shareholders who are entitled to vote for the election of directors, and their share holdings, as of the most recent record date for which such list has been compiled or as of a date specified by such shareholder or shareholders after the date of demand. Such list shall be made available to any such shareholder by the transfer agent on or before the later of five days after the demand is received or the date specified in the demand as the date as of which such list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the shareholder or a holder of a voting trust certificate making the demand.

2. MAINTENANCE AND INSPECTION OF BY-LAWS

The Corporation shall keep at its principal executive office or, if its principal executive office is not in the State of Texas, at its principal business office in the State of Texas, the original or a copy of these By-Laws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State of Texas and the corporation has no principal business office in the State of Texas, the secretary shall, upon the written request of any shareholder, furnish to such shareholder a copy of these By-Laws as amended to date.

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3. MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS

The accounting books and records and minutes of proceedings of the shareholders and the board of directors shall be kept at such place or places as may be designated by the board of directors or, in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as a holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. The rights of inspection set forth in this Section 3 shall extend to the equivalent records of each subsidiary corporation of the corporation.

4. INSPECTION BY DIRECTORS

Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the Corporation and each of its subsidiary corporations. Such inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of all documents.

5. ANNUAL REPORT TO SHAREHOLDERS

The annual report to shareholders is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to the shareholders of the corporation as they consider appropriate.

6. FINANCIAL STATEMENTS

A copy of any annual financial statement and any income statement of the Corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the Corporation as of the end of each such period, that has been prepared by the Corporation shall be kept on file in the principal executive office of the Corporation for 12 months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

If a shareholder or shareholders holding at least 5% of the outstanding shares of any class of stock of the Corporation makes a written request to the Corporation for an income statement of the Corporation for the three-month, six- month or nine-month period of the then current fiscal year ending more than 30 days before the date of the request and a balance sheet of the Corporation as of the end of such period, the chief financial officer shall cause such statement to be prepared, if not already prepared, and shall deliver personally or mail such statement to the person making such request within 30 days after the receipt of such request. If the Corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the shareholder or shareholders within 30 days after such request.

The Corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual or quarterly income statement which it has prepared and a balance sheet as of the end of that period.

The quarterly income statements and balance sheets referred to in this Section 6 shall be accompanied by the report, if any, of any independent accountants engaged by the Corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the Corporation.

7. INITIAL LIST AND RESIDENT AGENT

The corporation shall file with the Secretary of states of Delaware and Texas, as and when required and on the prescribed form, the Initial List and Resident Agent Form in compliance with Delaware and Texas statutes.

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ARTICLE IX

FISCAL YEAR

The fiscal year of the Corporation shall begin on the January 1st of each year and end on December 31st of each year.

ARTICLE X

DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE XI

CORPORATE SEAL

At the discretion of the Board of Directors, the Corporation may adopt a corporate seal, circular in form, and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, "Corporate Seal". No seal shall be necessary to make any contract or undertaking valid.

ARTICLE XII

WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of these bylaws or under the provisions of the Articles of Incorporation or under the provisions of the applicable Business Corporation Act, as Per§ 8.1.141 of 2011 Delaware Code, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLEXIIT

AMENDMENTS

These bylaws may be altered, amended, or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

Certification of Adoption of Bylaws

The above bylaws are certified to have been adopted by the Board of Directors of the Corporation on the 30th day of September, 2012.

/s/ David Cary

David Cary, Corporate Secretary

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